                                                                     EXHIBIT 1.1

                                3,824,313 SHARES

                               PRIZE ENERGY CORP.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                              September __, 2000

LEHMAN BROTHERS INC.
CIBC WORLD MARKETS CORP.
PETRIE PARKMAN & CO., INC.
         As Representatives of the several
         Underwriters named in Schedule 1 hereto
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

         Certain stockholders of Prize Energy Corp., a Delaware corporation (the "Company"), named in Schedule 2 hereto, propose to sell an aggregate of 3,824,313 shares (the "Firm Stock") of the Company's common stock, par value $.01 per share (the "Common Stock"). In addition, the Company and certain other stockholders of the Company named in Schedule 2 hereto (together with the stockholders selling the Firm Shares, the "Selling Stockholders") propose to grant to the underwriters named in Schedule 1 hereto (the "Underwriters"), an option to purchase up to an additional 573,647 shares of the Common Stock, in the aggregate, on the terms and for the purposes set forth in Section 3 below (the "Option Stock"). All of the 3,824,313 shares of the Firm Stock are being sold by the Selling Stockholders. The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholders by the Underwriters.

         1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

                  (a) A registration statement on Form S-1 and amendments thereto with respect to the Stock have (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and amendments thereto have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective

         Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph
         (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

                  (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

                  (c) The Company and each of its subsidiaries (as defined in Section 17 below) have been duly incorporated or organized, as applicable, and are validly existing as corporations or limited partnerships in good standing under the laws of the State of Delaware, are duly qualified to do business and are in good standing as foreign corporations or partnerships in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate or partnership power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and none of the subsidiaries of the Company, other than Prize Energy Resources, L.P., Prize Operating Company and PEC (Delaware), Inc., is a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations.

                  (d) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company (i) have been duly and validly authorized and issued and are fully paid and non-assessable, and (ii) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for the pledge of such shares and partnership interests pursuant to the Amended and Restated Credit Agreement, dated February 8, 2000, among Prize Energy Resources, L.P., Vista Resources Partners, L.P. and Midland Resources, Inc. as borrowers, the Company, as guarantor, Banc Boston, N.A., as administrative agent, First Union National Bank, as syndication agent, CIBC Inc., as documentation agent, and Bank One, Texas, as lead manager, as amended (the "Credit Agreement").

                  (e) The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable; and such Stock will conform to the descriptions thereof contained in the Prospectus; the shares of Stock to be sold by the Selling Stockholders to the Underwriters hereunder have been duly and validly authorized and are validly issued, fully paid and non-assessable, or, with respect to shares that may be issued to the Selling Stockholders pursuant to the exercise of options after the date hereof and prior to the sale and transfer of such shares of Stock to the Underwriters, will be, when issued, delivered and paid for in accordance with the terms of the option agreements covering such shares, validly issued, fully paid and non-assessable.

                  (f) This Agreement has been duly authorized, executed and delivered by the Company.

                  (g) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the material property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby.

                  (h) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                  (i) Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

                  (j) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations, business or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

                  (k) The financial statements (including the related notes and supporting schedules), other than the pro forma financial statements, filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, subject, in the case of any interim financial statements, to year-end audit and subsequent adjustment, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The pro forma financial statements of the Company and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments made therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (l) Ernst & Young LLP, who have certified certain financial statements of the Company and who have delivered [one of] the initial letter[s] referred to in Section 9(g) hereof, and Grant Thornton LLP and Arthur Andersen LLP, whose reports appear in the

         Prospectus [and who have each delivered one of the initial letters referred to in Section 9(g) hereof], are each independent public accountants as required by the Securities Act and the Rules and Regulations, and were independent accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported.

                  (m) Netherland, Sewell & Associates, Inc. and Williamson Petroleum Consultants, Inc., whose reserve audits or evaluations are referenced or appear, as the case may be, in the Prospectus and who have delivered the letters referred to in Section 9(i) hereof, were, as of the dates of such audit or report, as the case may be, and are, as of the date hereof, independent engineers with respect to the Company and Vista Energy Resources, Inc. ("Vista"), respectively.

                  (n) Each of the Company and its subsidiaries has (1) generally satisfactory or good and indefeasible title to all its interests in its oil and gas properties, title investigations having been carried out by or on behalf of such person in accordance with good practice in the oil and gas industry in the areas in which such properties are located, (2) good and marketable title in fee simple to all of its other real property, and (3) good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                  (o) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

                  (p) The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

                  (q) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would be reasonably expected to have a material adverse effect on the general affairs, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"); and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (r) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

                  (s) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

                  (t) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might be reasonably expected to have a Material Adverse Effect.

                  (u) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the best of the Company's knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (v) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, or has requested extensions thereof, and has paid all taxes due thereon, except those taxes that are currently being contested in good faith and for which adequate reserves have been made, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would have) a Material Adverse Effect.

                  (w) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, other than pursuant to employee benefit plans, stock option plans or other employee compensation plans described in the Prospectus or pursuant to outstanding options, rights or warrants described in the Prospectus, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

                  (x) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (y) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of (ii) and (iii) above for such defaults or violations that, singly or in the aggregate, would not result in a Material Adverse Effect.

                  (z) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection ("Environmental Laws").

                  (aa) Neither the Company nor any subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                  (bb) Except as described in the Prospectus, there are no transactions with any "affiliate" or "associate" (as such terms are defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Company (whether or not constituting such an affiliate or associate) which are required by the Securities Act and the applicable Rules and Regulations thereunder to be disclosed in the Registration Statement or the Prospectus.

                  (cc) To the Company's knowledge after reasonable inquiry, no officer, director, nominee for director or more than 5% stockholder of the Company has any direct or indirect affiliation or association with any member of the National Association of Securities Dealers, Inc. (the "NASD").

                  (dd) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Stock.

                  (ee) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in the Prospectus.

                  (ff) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary for the ownership of material property or assets or to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as described in the Prospectus

         (exclusive of any supplement thereto); each of the Company and each of its subsidiaries has operated and is operating its business in compliance with and not in violation of any of its obligations with respect to each such permit and no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination of any such permit or result in any other impairment of the rights of the Company or any of its subsidiaries under any such permit, subject in each case to such qualification as described in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are burdensome to the Company or any of its subsidiaries except for restrictions that would not, singly or in the aggregate, have a Material Adverse Effect.

                  (gg) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities could not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

         Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

         2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder severally, and not jointly, represents, warrants and agrees that:

                  (a) The Selling Stockholder has, and immediately prior to the First Delivery Date (as defined in Section 5 hereof) the Selling Stockholder will have (or, in the case of Selling Stockholders who may sell shares only on the Second Delivery Date and who will exercise options to acquire shares of Common Stock to sell as Option Stock, the Selling Stockholder has good title to currently exercisable options, and immediately prior to the Second Delivery Date will have) good and valid title to the shares of Stock to be sold by the Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances (other than obligations under a Voting and Shareholders Agreement dated February 8, 2000, as amended, between the Company, Prize Natural Resources, Inc., and certain stockholders, named therein, including certain Selling Stockholders, as of the date hereof, which obligations will terminate and/or be of no effect with respect to the Stock delivered to the Underwriters), equities or claims; and upon delivery of such shares and payment therefor pursuant hereto and thereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

                  (b) The Selling Stockholder has full right, power (corporate or partnership power with respect to corporations or partnerships that are Selling Stockholders) and authority to enter into this Agreement; the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Selling Stockholder, or the certificate of limited partnership and the partnership agreement of the Selling Stockholder, as applicable, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations, filings or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby.

                  (c) The Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, with respect to Pioneer and the NGP Entities (as defined below), only, the foregoing representations and warranties shall only apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein and provided, further, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

                  (d) Each of Messrs. Philip B. Smith, Lon C. Kile and D. Richard Massengill, who are executive officers of the Company (each, an "Executive Selling Stockholder"), agrees, severally and not jointly, that (1) the representations and warranties of the Company contained in
         Section 1 hereof are true and correct, (2) is familiar with the Registration

         Statement and the Prospectus (as amended or supplemented) and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the Effective Date, or the Prospectus (or any amendment or supplement thereto), as of the applicable filing date, which has adversely affected or may adversely affect the business of the Company, and (4) is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

                  (e) Pioneer Natural Resources USA, Inc. ("Pioneer") agrees that (1) Pioneer is familiar with the Registration Statement and the Prospectus (as amended or supplemented), (2) the executive officers of Pioneer without further investigation have no current actual knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the Effective Date, or the Prospectus (or any amendment or supplement thereto), as of the applicable filing date, which has adversely affected or may adversely affect the business of the Company, and (3) is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

                  (f) Natural Gas Partners II, L.P. and Natural Gas Partners III, L.P. (collectively, the "NGP Entities") each agree that (1) it is familiar with the Registration Statement and the Prospectus (as amended or supplemented), (2) to the actual knowledge of the general partners, ultimate general partners of the NGP Entities and their managing members, it has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the Effective Date, or the Prospectus (or any amendment or supplement thereto), as of the applicable filing date, which has adversely affected or may adversely affect the business of the Company, and (3) is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

                  (g) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

         3. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, each Selling Stockholder hereby agrees to sell the number of shares of the Firm Stock set opposite its name in Schedule 2 hereto, severally and not jointly, to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that Underwriter's name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from each Selling Stockholder that number of shares of the Common Stock which represents the same proportion of the number of shares of the Firm Stock to be sold by each Selling Stockholder, as the number of shares of the Firm Stock set forth opposite the name of such

Underwriter in Schedule 1 represents of the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

         In addition, the Company and the applicable Selling Stockholders specified in Schedule 2 hereto grant to the Underwriters options to purchase up to an aggregate of 573,647 shares of Option Stock. Such options are granted severally for the purpose of covering over-allotments in the sale of Firm Stock and are exercisable as provided in Section 5 hereof; provided, the Company shall be jointly liable and required to perform the options granted by such Selling Stockholders in the event such Selling Stockholders are unable to deliver their shares of Option Stock and perform their obligations on the Second Delivery Date (as defined in Section 5 hereof). Shares of Option Stock shall be purchased severally for the account of each Underwriter in proportion to the number of shares of Firm Stock set opposite the name of such Underwriter in Schedule 1 hereto. The price of both the Firm Stock and any Option Stock shall be $ ___ per share.

         The Selling Stockholders and the Company shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or the Second Delivery Date, as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

         4. Offering of Stock by the Underwriters. Upon authorization by the Underwriters of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus. Each Underwriter agrees that it will not offer or sell any of the Stock outside of the United States or Canada. Each of the Underwriters agrees that it will not distribute the Stock in such a manner as to require the filing of a prospectus or similar document (excluding a private placement offering memorandum) with respect to the Stock under the laws of any Province or Territory in Canada.

         5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the office of Andrews & Kurth L.L.P., 1717 Main Street, Suite 3700, Dallas, Texas 75201, at 9:00 A.M., Dallas, Texas time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to herein as the "First Delivery Date." On the First Delivery Date, the applicable Selling Stockholders shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the applicable Selling Stockholders of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the applicable Selling Stockholders shall, or shall cause a custodian to, make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

         At any time on or before the thirtieth day after the date of this Agreement, the options granted in Section 3 above may be exercised by written notice being given to the Company and the applicable Selling Stockholders by the Representatives. Exercise of these options shall be exercised pro rata among the Company and the applicable Selling Stockholders set forth in Schedule 2 hereto as determined by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the options are being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the options shall have been exercised nor later than the fifth business day after the date on which the options shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date").

         Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 9:00 A.M., Dallas, Texas time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Selling Stockholders and the Company, as applicable, of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the applicable Selling Stockholders and the Company shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.

         6. Further Agreements of the Company. The Company agrees:

                  (a) To prepare the Prospectus in a form approved by the Representatives and to file the Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                  (b) To furnish promptly to each of the Representatives and to counsel for the Representatives a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

                  (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and, (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

                  (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

                  (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

                  (f) As soon as practicable after the Effective Date (it being understood that the Company shall have at least 410 days after the end of the Company's current fiscal quarter), to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

                  (g) For a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

                  (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (i) For a period of indirectly, offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock employee benefit plans, stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock the grant of options pursuant to option plans existing on the date hereof);
         (2) not to, directly or indirectly, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or
         (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and (3) unless Lehman Brothers Inc. on behalf of the Underwriters gives its prior written consent, not to permit sales that may be restricted under registration rights agreements between the Company and stockholders in which stockholders have agreed not to sell shares if requested by underwriters in an offering; and to cause Natural Gas Partners V, L.P. and each executive officer and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters;

                  (j) Prior to the Effective Date, to apply, to the extent necessary, for the listing of the Stock on the American Stock Exchange and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

                  (k) To apply the net proceeds from the sale of the Option Stock being sold by the Company as set forth in the Prospectus;

                  (l) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder; and

                  (m) To not directly or indirectly take any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.


         7. Further Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees:

                  (a) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters;

                  (b) That the Stock to be sold by the Selling Stockholder hereunder is subject to the interest of the Underwriters and the other Selling Stockholders hereunder and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or any other event (other than the termination of this Agreement); and

                  (c) To deliver to the Representatives on or prior to the First Delivery Date or the Second Delivery Date, as the case may be, a properly completed and executed United States Treasury Department Form W-9.

         8. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the filing fees incident to securing any required review by the NASD of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(h) above and of preparing, printing and distributing a blue sky memorandum (including related fees and expenses of counsel to the Underwriters); (h) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement; provided that, except as provided in this Section 8 and in Section 13 below the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters, and, as between the Underwriters and the Selling Stockholders only, each of the Selling Stockholders shall pay the fees and expenses of his or its counsel, any custodian (and any other attorney-in-fact), and any transfer taxes payable in connection with his or its respective sales of Stock to the Underwriters; and provided further, that the provisions of this Section 8 shall not affect any agreement that the Company and any Selling Stockholder may have entered into, or may hereafter enter into, with respect to the sharing or reimbursement of any of the foregoing costs and expenses.

         9. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a) above; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                  (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Andrews & Kurth L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) Conner & Winters, A Professional Corporation, shall have furnished to the Representatives on behalf of the Underwriters its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                           (i) The Company and each of its subsidiaries (x) have
                  been duly incorporated or organized, as the case may be, in the State of Delaware and are validly existing as corporations or limited partnerships in good standing under the laws of the State of Delaware, (y) other than PEC (Delaware), Inc., are duly qualified to do business and are in good standing as foreign corporations or limited partnerships in the States of Oklahoma and Texas, and (z) have all corporate or partnership power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged;

                           (ii) The Company has an authorized capitalization as
                  set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the shares of Stock being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and, to such counsel's knowledge, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for the pledge of such shares and partnership interests pursuant to the Credit Agreement; and, except as described in the Prospectus, to such counsel's knowledge no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert, exercise or exchange any obligations into or for any securities or ownership interests in the Company are outstanding;

                           (iii) Except as described in the Prospectus, there
                  are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock (including the Stock) pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

                           (iv) To such counsel's knowledge and other than as
                  set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (v) The Registration Statement was declared effective
                  under the Securities Act as of the date and time specified in such opinion (based solely upon a telephonic confirmation from a representative of the Commission), the Prospectus was filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued (based solely upon a telephonic confirmation from a representative of the Commission) and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                           (vi) The Registration Statement and the Prospectus
                  and any further amendments or supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules and other financial data and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations;

                           (vii) The statements contained in the Prospectus
                  under the headings "Description of Capital Stock" and "Shares Eligible for Future Sale," insofar as such statements refer to statements of law, descriptions of statutes, rules or regulations or legal conclusions, are accurate and fair summaries of such statements of law, descriptions of statutes, rules or regulations or legal conclusions;

                           (viii) To such counsel's knowledge, there are no
                  contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

                           (ix) This Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (x) The issue and sale of the shares of Stock being
                  delivered on such Delivery Date by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the material property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby;

                           (xi) To such counsel's knowledge, except as described
                  in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

                           (xii) The Company is in compliance in all material
                  respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii)
                  Section 412 or 4971 of the Code; and each "pension plan" for which the Company would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to such counsel's knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; and

                           (xiii) Neither the Company nor any subsidiary is an
                  "investment company" as defined in the Investment Company Act of 1940, as amended.

         In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Oklahoma and the General Corporation Law of the State of Delaware and that such counsel is not admitted in Delaware.

         Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and
         (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement (except for the financial statements and related schedules and other financial data, and reserve information included therein, as to which such counsel need express no belief) as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except as stated above) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for the statements made in the Prospectus under the caption "Description of Capital Stock" insofar as such statements relate to the Stock and concern legal matters.

                  (e) Counsel for each Selling Stockholder shall have furnished to the Representatives on behalf of the Underwriters its written opinion, as counsel to the Selling Stockholder(s) for whom it is acting as counsel, addressed to the Underwriters and dated the First Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that (or, with respect to counsel for Selling Stockholders who may only sell Stock on the Second Delivery Date, only to the extent applicable as of the First Delivery Date):

                           (i) The Selling Stockholder has full (or in the case
                  of a corporation or partnership, corporate or partnership, as applicable) right, power and authority to enter into this Agreement; to the knowledge of such counsel after reasonable inquiry, the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the material property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Selling Stockholder, or the certificate of limited partnership or partnership agreement of such Selling Stockholder (as the case may be), or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations, filings or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Selling Stockholder and the offer, sale or delivery of the Stock by the Selling Stockholder to the Underwriters;

                           (ii) This Agreement has been duly authorized,
                  executed and delivered by or on behalf of the Selling Stockholder;

                           (iii) Upon payment for and delivery of the Stock as
                  herein contemplated, each of the Underwriters shall acquire a security entitlement (as that term is defined in the Uniform Commercial Code in effect in the State of New York (the "NYUCC")), with respect to the Stock free and clear of any adverse claim (as that term is defined under the NYUCC), provided that each of the Underwriters does not have notice of any adverse claim (within the meaning of Section 8-105 of the NYUCC).

         In rendering such opinion, such counsel may (1) state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of Texas, the laws of the State of New York (to the extent such counsel is licensed to practice in such state) and the General Corporation Law of Delaware and that such counsel is not admitted in Delaware and (2) in rendering the opinion in Section 9(e)(i) above relating to no conflicts with any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, rely on a certificate of the Selling Stockholder specifying the scope of documents potentially applicable and available for review by counsel (including, for example, a limitation to documents filed or required to be filed under the Exchange Act), provided that such counsel shall furnish copies thereof to the Underwriters and state that such counsel is not aware of any facts that cause it to believe that both the Underwriters and such counsel are not justified in relying upon such certificate. Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated the First Delivery Date, in form and substance satisfactory to the Underwriters, to the effect that (x) such counsel has acted as counsel to the Selling Stockholder, if applicable, on a regular basis, and has acted as counsel to the Selling Stockholder in connection with the preparation of the Registration Statement, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact relating to the information provided by Selling Stockholder contained in Section 10(g) or omitted to state such a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

                  (f) The Representatives shall have received from Andrews & Kurth L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) At the time of execution of this Agreement, the Underwriters shall have received a letter from [each of] Ernst & Young LLP, [Grant Thornton LLP and Arthur Andersen LLP,] in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  (h) With respect to the letter of Ernst & Young LLP[, Grant Thornton LLP and Arthur Andersen LLP] referred to in the preceding paragraph and delivered to the Representatives, on behalf of the Underwriters, concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountant[s], addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (i) The Company shall have furnished to the Representatives a letter from each of Netherland, Sewell & Associates, Inc. and Williamson Petroleum Consultants, Inc. addressed to the Underwriters and dated such Delivery Date confirming that they are or were independent engineers with respect to the Company and Vista, respectively, and stating, as of the date of such letter, the conclusions and findings of such firm with respect to the information and other matters covered by their letter delivered to the Representatives concurrently with the execution of this Agreement and confirming in all material respects the conclusions and findings set forth in such prior letter.

                  (j) The Company shall have furnished to the Representatives, addressed to the Underwriters, a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

                           (i) The representations, warranties and agreements of
                  the Company in Section 1 hereof are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 9(a) and 9(l) hereof have been fulfilled; and

                           (ii) They have carefully examined the Registration
                  Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

                  (k) Each Selling Stockholder (or any custodian or one or more attorneys-in-fact on behalf of each Selling Stockholder) shall have furnished to the Representatives on the First Delivery Date a certificate, dated the First Delivery Date, signed by, or on behalf of, the Selling Stockholder (or any custodian or one or more attorneys-in-fact) stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct in all material respects as of the First Delivery Date and that the Selling Stockholder has complied with all agreements contained herein to be performed by the Selling Stockholder at or prior to the First Delivery Date.

                  (l) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity, prospects or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (n) To the extent required, the American Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         10. Indemnification and Contribution.

         (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically); (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which consists solely of information set forth in Section 10(f) hereof; and provided further, however that the Company shall not be liable to any Underwriter in any such case with respect to any untrue statement or alleged untrue statement or omission or alleged omission of a material fact in the Preliminary Prospectus to the extent that the loss, claim, damage or liability of such Underwriter (or the action in respect thereof) arises out of a sale by such Underwriter of Stock to a person who was not sent or given, at or prior to the closing of such sale to such person, a copy of the Prospectus as then amended or supplemented, if the Company had previously furnished (or made available) copies thereof to such Underwriter and the statement or omission in question contained in the Preliminary Prospectus was corrected therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

         (b) (i) The Executive Selling Stockholders, severally and not jointly, shall indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto (including, but not limited to, any information relating to the Executive Selling Stockholder under the caption "Principal and Selling Stockholders" contained in the Registration Statement and Prospectus (or any amendment or supplement thereto)), or (2) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its officers and employees and each such controlling person for any legal or other expenses reasonably incurred by that Underwriter, its officers and employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Executive Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which consists solely of the information specified in Section 10(f) hereof. The foregoing indemnity agreement is in addition to any liability which the Executive Selling Stockholders may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter. Notwithstanding the other provisions of this Section 10, the liability of each of the Executive Selling Stockholders shall be limited to the total proceeds received by such Selling Stockholder from the offering of the Stock by such Selling Stockholder (after deducting commissions, but before taxes and any other expenses).

                  (ii) The NGP Entities and Pioneer, severally and not jointly, shall indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement and Prospectus (or any amendment or supplement thereto) in reliance upon and relating solely to the Selling Stockholder Information specified in Section 10(g) hereof, or (2) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact relating to the Selling Stockholder Information specified in Section 10(g), required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its officers and employees and each such controlling person for any legal or other expenses reasonably incurred by that Underwriter, its officers and employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the NGP Entities and Pioneer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which consists solely of the information specified in Section 10(f) hereof. The foregoing indemnity agreement is in addition to any liability which the NGP Entities or Pioneer may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter. Notwithstanding the other provisions of this Section 10, the liability of the NGP Entities and Pioneer shall be limited to the total proceeds received by such Selling Stockholder from the offering of the Stock by such Selling Stockholder (after deducting commissions, but before taxes and any other expenses).

         (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, and each Selling Stockholder and its officers and employees, each of its directors, and each person if any, who controls the Selling Stockholder within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that

Underwriter specifically for inclusion therein, and shall reimburse the Company, such Selling Stockholder and any such director, officer or controlling person of the Company or the Selling Stockholder for any legal or other expenses reasonably incurred by the Company, such Selling Stockholder or any such director, officer or controlling person of the Company or the Selling Stockholder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company, such Selling Stockholder or any such director, officer, employee or controlling person of the Company or the Selling Stockholder.

         (d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure; and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Selling Stockholder under this Section 10 if, in the reasonable judgment of the Underwriters, it is advisable for the Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company or Selling Stockholders. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, the Selling Stockholders and the Underwriters shall be obligated to contribute under this Section 10(e) only with respect to losses, liabilities, claims, damages or expenses arising out of an untrue statement or omission or alleged untrue statement or omission of a material fact made in reliance upon and in conformity with the information contained in
Section 10(g) or Section 10(f), respectively, hereunder. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the total proceeds received by such Selling Stockholder from the offering of the Stock by such Selling Stockholder (after deducting commissions, but before taxes and any other expenses). No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

         (f) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of, and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

         (g) Pioneer and the NGP Entities each confirm, and the Company acknowledges, that each such Selling Stockholder's name, address, beneficial ownership of shares owned by such Selling Stockholder and the number of shares of Stock being sold by such Selling Stockholder under the caption "Principal and Selling Stockholders" in the Prospectus constitute the only information concerning each such Selling Stockholder specifically provided by such Selling Stockholder for inclusion in the Registration Statement and the Prospectus. Such information is referred to herein as the "Selling Stockholder Information."

         11. Defaulting Underwriters.

         If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3 hereof. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Underwriters do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company and the applicable Selling Stockholders to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13 hereof. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 11, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Stockholders for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

         12. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(l) or 9(m) hereof, shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

         13. Reimbursement of Underwriters' Expenses. If (a) the Company or any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or any Selling Stockholder to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, the Company and the Selling Stockholders who failed to fulfill their obligations hereunder will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Selling Stockholders who failed to fulfill their obligations hereunder shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to
Section 12 hereof by reason of the default of one or more Underwriters, neither the Company nor the Selling Stockholders shall be obligated to reimburse any Underwriter on account of those expenses. Only a Selling Stockholder who failed, refused or was unable to perform the agreements on its part to be performed or to fulfill a condition it was required to fulfill hereunder shall be liable under this Section 13.

         14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriters, shall be delivered or sent by mail, telex, facsimile transmission or recognized overnight delivery service to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax:
         212-526-6588), with a copy, in the case of any notice pursuant to
         Section 10(d) hereof, to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285;

                  (b) if to the Company, shall be delivered or sent by mail, telex, facsimile transmission or recognized overnight delivery service to the address of the Company set forth in the Registration Statement,
         Attention: Lon Kile (Fax: (817) 424-0071); and

                  (c) if to any Selling Stockholder, shall be delivered or sent by mail, telex, facsimile transmission or recognized overnight delivery service to such Selling Stockholder at the address set forth on
         Schedule 2 hereto;

provided, however, that any notice to an Underwriter pursuant to Section 10(d) above shall be delivered or sent by mail, telex, facsimile transmission or recognized overnight delivery service to such Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc., and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by a custodian.

         15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, directors or general partners of the Selling Stockholders, as the case may be, officers of the Company who have signed the Registration Statement and any person controlling the Company or a Selling Stockholder within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         17. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means any day on which the American Stock Exchange is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

         18. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

         19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                 Very truly yours,

                                 PRIZE ENERGY CORP.

                                 By:
                                     -------------------------------------------
                                 Name:  Lon C. Kile
                                       -----------------------------------------
                                 Title:   President
                                        ----------------------------------------

                                 The Selling Stockholders named in Schedule 2 to this Agreement:

                                 NATURAL GAS PARTNERS II, L.P.

                                 By: G.F.W. Energy II, L.P., general partner

                                 By: GFW II, L.L.C., general partner


                                 By:
                                     -------------------------------------------
                                 Name:
                                 Title:

                                 NATURAL GAS PARTNERS III, L.P.

                                 By: Rainwater Energy Investors, L.P., general
                                     partner

                                 By: GFW II, L.L.C., general partner


                                 By:
                                     -------------------------------------------
                                 Name:
                                 Title:

                                            PIONEER NATURAL RESOURCES USA, INC.

                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            PHILIP B. SMITH



                                            ------------------------------------

                                            LON C. KILE



                                            ------------------------------------

                                            D. RICHARD MASSENGILL

Accepted:

LEHMAN BROTHERS INC.                        ------------------------------------
CIBC  WORLD MARKETS CORP.
PETRIE PARKMAN & CO., INC.
For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By
   ------------------------------------
    Authorized Representative

                                   SCHEDULE 1

                                                                                    NUMBER OF SHARES OF OPTION
                                                                                       STOCK TO BE PURCHASED
                                              NUMBER OF SHARES OF FIRM               (IF OVER-ALLOTMENT OPTION
          NAME OF UNDERWRITER                   STOCK TO BE PURCHASED                    EXERCISED IN FULL)
          -------------------                 ------------------------              --------------------------
Lehman Brothers Inc. ..................

CIBC World Markets Corp................

Petrie Parkman & Co., Inc. ............






                 Total                                       3,824,313                                 573,647

                                   SCHEDULE 2

                                                  Number of Shares       Number of Shares
Name and address of Selling Stockholder             of Firm Stock        of Option Stock
---------------------------------------           ----------------       ----------------
Natural Gas Partners II, L.P                           511,709                    --
125 E. John Carpenter Freeway, Suite 600
Irving, Texas 75602

Natural Gas Partners III, L.P                          699,389                    --
125 E. John Carpenter Freeway, Suite 600
Irving, Texas 75602

Pioneer Natural Resources USA, Inc.                  2,613,215                    --
1400 Williams Square West,
5205 N. O'Connor Blvd
Irving, Texas 75039

Philip B. Smith (1)                                         --               185,862
3500 William D. Tate, Suite 200
Grapevine, Texas 76051

Lon C. Kile (1)                                             --               106,699
3500 William D. Tate, Suite 200
Grapevine, Texas 76051

D. Richard Massengill (1)                                   --                51,628
3500 William D. Tate, Suite 200
Grapevine, Texas 76051
                                                     ---------             ---------
                  Total                              3,824,313               344,189
                                                     =========             =========



(1) Each of these Selling Stockholders has granted the Underwriters a 30-day option to purchase shares of Option Stock. In addition, the Company has granted the Underwriters a 30-day option to purchase up to 229,458 shares of Option Stock

"NGP Entities" as used in the Agreement means each of Natural Gas Partners, L.P. II and Natural Gas Partners, L.P. III.

"Pioneer" as used in the Agreement means Pioneer Natural Resources USA, Inc.

                                                                       EXHIBIT A

                            LOCK-UP LETTER AGREEMENT

                              September ___, 2000

LEHMAN BROTHERS INC.
CIBC WORLD MARKETS CORP.
PETRIE PARKMAN & CO., INC.
         AS REPRESENTATIVES OF THE SEVERAL
         UNDERWRITERS NAMED IN SCHEDULE 1
         OF THE UNDERWRITING AGREEMENT
c/o Lehman Brothers Inc
Three World Financial Center
New York, NY  10285

Dear Sirs:

         The undersigned understands that you, as representatives of the several underwriters (the "Underwriters") to be named in Schedule 1 of an Underwriting Agreement (the "Underwriting Agreement"), propose to enter into the Underwriting Agreement providing for the purchase by the Underwriters of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of Prize Energy Corp. (the "Company") and that the Underwriters propose to reoffer the Shares to the public (the "Offering").

         In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 90 days after the date of the final Prospectus relating to the Offering.

         In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

         It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from his, her or its obligations under this Lock-Up Letter Agreement.

         The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                             Very truly yours,



                                             -----------------------------------
                                             Name: